ARTICLE OF INCORPORATION
                                       OF
                        CAYMAN PURCHASING & SUPPLY, INC.

                                   ARTICLE ONE

The name of the  corporation is Cayman  Purchasing & Supply,  Inc. The principle
address  of  the  Corporation  is:  1876  N.  University  Drive,   Suite  101-G,
Plantation, Florida 332

                                   ARTICLE TWO

The period of its duration is perpetual

                                  ARTICLE THREE

The purpose for which the corporation is organised is the transaction of any or all lawful business for which corporations may be incorporated under the Florida Corporation Act.

                                  ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is two hundred (200) of no par value.

                                  ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of shares consideration of the value of $1,000.00 consisting of money, labour done or property actually received.

                                   ARTICLE SIX

The street address of its initial registered office is 1876 N. University Drive, Suite 101-G, Plantation, Florida 33322 and the name of its initial registered agent at such address is Lawrence Schwartz.

I hereby am familiar with and accept the duties and responsibilities as registered agent for said corporation.

                                  ARTICLE SEVEN

The number of directors constituting the initial board of directs is one, and the name and address of the person or persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

Name                     Mailing Address
Lawrence Schwartz        4329 N. Reflections Blvd., Unite 103, Sunrise,
                         Florida  33351


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                                  ARTICLE EIGHT

The Board of Directors is empowered to make, alter or repeal the Bylaws of the corporation without restriction of their powers conferred by statue.

                                  ARTICLE NINE

The name and address of each incorporator is:

Name                    Mailing Address
Lawrence Schwartz       4329 N. Reflections Blvd., Unite 103, Sunrise
                        Florida  33351



                                             /s/ Lawrence Schwartz
                                             -----------------------------------
                                             Incorporator



                                   ARTICLE TEN

The  powers  of  the  incorporators   cease  upon  filing  of  the  Articles  of
Incorporation.













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